                                                                     Exhibit 99r


                               POWERTEL USA, INC.



                                    97-30265


                                   CHAPTER 11
                            MONTHLY OPERATING REPORT
                                 SEPTEMBER 1998







The Debtor in Possession is filing an incomplete Monthly Operating Report due to the lack of complete records. The former officers of PowerTel, USA. Inc. have not cooperated with the Debtor by providing the necessary information. The Books and Records are missing. Therefore, it is impossible for the Debtor to file a complete Monthly Operating Report.












                                       /s/ Richard Cascarilla
                                       -----------------------------------------
                                       RICHARD A. CASCARILLA, PRESIDENT
                                       DEBTOR IN POSSESSION

                                  BALANCE SHEET
                               SEPTEMBER 30, 1998

                                     Assets

Current Assets:

    Cash                                                     $      5,555.18
                                                             ---------------
         Accounts Receivable               $
                                           ---------------
         Allowance for Doubtful
             Accounts                      $
                                           ---------------
         Accounts Receivable (Net)                           $
                                                             ---------------
         Inventory                                           $
                                                             ---------------
         Prepaid Expenses                                    $
                                                             ---------------

         Total Current Assets                                                    $      5,555.18
                                                                                 ---------------

Property and Equipment (Fair Market Value)

         Real Property                                       $
                                                             ---------------
         Machinery and Equipment                             $ 5,700, 000.00
                                                             ---------------
         Furniture and Fixtures                              $
                                                             ---------------
         Office Equipment                                    $
                                                             ---------------
         Leasehold Improvements                              $
                                                             ---------------
         Vehicles                                            $
                                                             ---------------
         Other                                               $
                                                             ---------------

         Total Property and Equipment                                            $  5,700,000.00
                                                                                 ---------------

Investments:

         Herth Printing and Business Supply
                  Stock (at Book Value)                                          $    388,747.00
                                                                                 ---------------

         Total Assets:                                                           $ 6,0942,302.18
                                                                                 ---------------

                                   LIABILITIES
                               SEPTEMBER 30, 1998

Postpetition Liabilities (Accrued and Unpaid)

         Salaries & Wages                        $
                                                 --------------
         Payroll Taxes                           $       460.60
                                                 --------------
         Sales Taxes                             $
                                                 --------------
         Income Taxes                            $
                                                 --------------
         Real Property Taxes                     $
                                                 --------------
         Personal Property Taxes                 $
                                                 --------------
         Accounts Payable                        $
                                                 --------------
         Postpetition Real Property
                  Lease Arrearages               $
         Postpetition Equipment
                  Lease Arrearages               $
                                                 --------------
         Accrued Professional Fees
         Other LOAN SHAREHOLDER                  $     4,000.00
                                                 --------------
               DIEGOTEL, INC. STOCK-BOOK VALUE   $     7,500.00
                                                 --------------

         Total Postpetition Liabilities                                  $    11,960.60
                                                                         --------------

Repetition Liabilities

         Priority Debt (Schedule A-1)            $
                                                 --------------
         Secured Debt (Schedule A-2)             $
                                                 --------------
         Unsecured Debt (Schedule A-3)           $
                                                 --------------

         Total Prepetition Liabilities                                   $
                                                                         --------------

Shareholder's Equity

         Common Stock                            $
                                                 --------------
         Paid-In Capital                         $ 6,131,096.00
                                                 --------------
         Retained Earnings                       $   (48,754.42)
                                                 --------------

         Total Shareholder's Equity                                      $ 6,082,341.58
                                                                         --------------

         Total Liabilities & Equity                                      $ 6,094,302.18
                                                                         --------------

                                 RECAPITULATION
                                 SEPTEMBER, 1998

Balance from Prior Month

    General Account                                      $ 1,240.25
                                                         ----------
         Bank    FIRST OF AMERICA BANK, N.A. MICHIGAN
         Branch  OKEMOS, MICHIGAN
         Account #62-30079367

    General Account                                      $
                                                         ----------
         Bank
         Branch
         Account #

    Tax Account                                          $
                                                         ----------
         Bank
         Branch
         Account #

Balance to Carry Forward to Next Month

    General Account                                      $ 5,555.18
                                                         ----------

    General Account                                      $
                                                         ----------

    Tax Account                                          $
                                                         ----------

                               POWERTEL USA, INC.
                             EAST LANSING, MICHIGAN
                             BANK ACCOUNT SUMMARIES
                                    #97-30265
                                 SEPTEMBER, 1998



                                          FIRST OF
DATE       DESCRIPTION                    AMERICA
--------   ----------------------------   ----------

09.01.98   BEGINNING BALANCE              $ 1,240.25
                                          ----------

09.08.98   SHAREHOLDER LOANS              $ 4,000.00
09.25.98   TRANSFER FROM DIEGOTEL, INC.   $ 7,500.00
                                          ----------

09.30.98   TOTAL DEPOSITS                 $11,500.00

09.30.98   CHECKS WRITTEN PER ATTACHED    $ 7,185.07
                                          ----------

09.30.98   BALANCE                        $ 5,555.18
                                          ==========

RUN DATE: 10/09/98             POWERTEL USA, INC.                        PAGE: 1
SYS DATE: 09/30/98             TRANSACTION JOURNAL                TIME: 09:30 AM


SOURCE        POSTING      CREDIT
JOURNAL       DATE         ACCOUNT NO                BATCH TOTAL               JOURNAL COMMENT

CD-0001       09/30/98     1020-000-00               7,185.07                  DISBURSEMENTS


CHECK NO      DATE         COMMENT                                DEBIT ACCT          TRANS AMOUNT
----------    --------     ------------------------               -----------         ------------
0001184       09/01/98     CASEY & BOOG                           6600-000-00              95.00
0001185       09/01/98     CABO                                   6900-000-00             500.00
0001186       09/04/98     MIKE KASSOUFF                          6500-000-00             199.23
0001187       09/04/98     JEFFREY ANTISDEL                       6000-000-00              42.20
0001188       09/04/98     CASEY & BOOG                           6600-000-00             167.00
0001189       09/10/98     CASEY & BOOG                           6600-000-00             167.00
0001190       09/11/98     CASEY & BOOG                           6500-000-00              29.79

0001191       09/15/98     FIRST OF AMERICA                       2110-001-00             474.30
0001191       09/15/98     FIRST OF AMERICA                       2110-002-00             810.00
0001191       09/15/98     FIRST OF AMERICA                       2110-005-00             474.30
                                                                                       ---------

                                                       CHECK 0001191 TOTALS:            1,758.60

0001192       09/19/98     KNUTSEN TRAVEL REPORT                  7900-000-00              93.00
0001193       09/19/98     CORPORATE SERVICES                     7800-000-00             263.76
0001194       09/19/98     CASEY AND BOOG                         6600-000-00              95.00
0001195       09/19/98     KNUTSEN TRAVEL REPORT                  7900-000-00             133.00
0001196       09/19/98     CASEY & BOOG                           6600-000-00             167.00
0001197       09/24/98     ROBERT LINDBERG CPA                    5050-000-00           1,041.90
0001198       09/24/98     PAUL GOEBEL GROUP                      6110-000-00             530.02
0001199       09/24/98     UPS                                    6000-000-00              24.00
0001200       09/25/98     ENDS CHRISTIE                          6600-000-00             500.00
0001201       09/25/98     CASEY & BOOG                           6600-000-00             167.00
0001202       09/25/98     CORPORATE STOCK TRANSFER               7900-000-00              51.94
0001203       09/29/98     FLEET CREDIT CARD                      7900-000-00           1,159.63
                                                                                        --------

                                                       JOURNAL CD-0001 TOTALS:          7,185.07
                                                                                        --------
                                                       SOURCE CD TOTALS:                7,185.07
                                                                                        --------
                                                       REPORT TOTALS:                   7,185.07
                                                                                        --------

                                INCOME STATEMENT
                                 (Accrual Basis)
                      OCTOBER 1, 1997 TO SEPTEMBER 30, 1998

                                                    Current        Year to
                                                    Month          Date
                                                    ------------   -------------

Income                                              $              $
                                                    ------------   -------------
Cost of Goods Sold
         Beginning Inventory                        $              $
                                                    ------------   -------------
         Inventory Purchases                        $              $
                                                    ------------   -------------
         Ending inventory                           $              $
                                                    ------------   -------------

         Total Costs of Goods Sold                  $              $
                                                    ------------   -------------

Operating Expenses
         Salaries and Wages                         $              $   73,200.00
                                                    ------------   -------------
         Employee Benefits                          $     530.02   $      530.02
                                                    ------------   -------------
         Shipping & Freight                         $      66.20   $    1,638.02
                                                    ------------   -------------
         Rent                                       $     500.00   $      500.00
                                                    ------------   -------------
         Secured Debt Payments                      $              $
                                                    ------------   -------------
         Outside Services                           $   1,358.00   $    4,397.93
                                                    ------------   -------------
         Telephone                                  $     263.76   $    1,169.65
                                                    ------------   -------------
         Repairs & Maintenance                      $              $
                                                    ------------   -------------
         Miscellaneous Office Expense               $     229.02   $    2,314.16
                                                    ------------   -------------
         Advertising                                $              $
                                                    ------------   -------------
         Travel & Entertainment                     $   1,437.57   $   21,218.56
                                                    ------------   -------------
         Professional Fees                          $   1,041.90   $   53.169.67
                                                    ------------   -------------
         Court Costs                                $              $   19,372.00
                                                    ------------   -------------
         Insurance: Liability                       $              $
                                                    ------------   -------------
                    Property                        $              $
                                                    ------------   -------------
                    Vehicle                         $              $
                                                    ------------   -------------
                    Worker's Compensation           $              $
                                                    ------------   -------------
                    Other - Bond                    $              $     (920.00)
                                                    ------------   -------------
         Taxes:     Payroll                         $              $    6,956.96
                                                    ------------   -------------
                    Sales                           $              $
                                                    ------------   -------------
                    Income                          $              $
                                                    ------------   -------------
                    Real Property                   $              $
                                                    ------------   -------------
                    Personal Property               $              $
                                                    ------------   -------------

         Total Operating Expenses                   $   5,426.47   $  183,546.97
                                                    ------------   -------------
         Total Profit (Loss) from Operations        $  (5,426.47)  $ (183,546.97)
                                                    ------------   -------------

         Other Income (Expense)                     $              $
                                                    ------------   -------------
                  Gain (Loss) on Sale of Assets     $              $
                                                    ------------   -------------
                  Interest Expense                  $              $
                                                    ------------   -------------
                  Interest Income                   $              $
                                                    ------------   -------------
                  Dividend Income                   $              $       16.34
                                                    ------------   -------------
                  Herth Printing Income (loss)      $   1,118.00   $  (29,349.00)
                                                    ------------   -------------
                  Total                             $   1,118.00   $  (29,332.66)
                                                    ------------   -------------

         Total Profit (Loss) for Month              $  (4,308.47)  $ (212,879.63)
                                                    ------------   -------------

                               CASH FLOW STATEMENT
                                 SEPTEMBER, 1998

                                                                          Projected
                                                           Current       For current
                                                            Month           Month
                                                         ------------   ------------

Receipts:

         Sales (Cash Only)                               $              $
                                                         ------------   ------------
         Collections of Accounts Receivable              $              $
                                                         ------------   ------------
         Other Income - DIEGTOTEL INC. TRANSFER $7,500   $  11,500.00   $
                                                         ------------   ------------
                           LOAN - SHAREHOLDERS  $4,000

Total Receipts                                           $  11,500.00   $
                                                         ------------   ------------

Disbursements:

         Purchases and Inventory                         $              $
                                                         ------------   ------------
         Salaries and Wages                              $              $
                                                         ------------   ------------
         Employee Benefits                               $     530.02   $
                                                         ------------   ------------
         Shipping &  Freight                             $      66.20   $
                                                         ------------   ------------
         Rent                                            $     500.00   $
                                                         ------------   ------------
         Secured Debt Payments                           $              $
                                                         ------------   ------------
         Outside Services                                $   1,358.00   $
                                                         ------------   ------------
         Telephone                                       $     263.76   $
                                                         ------------   ------------
         Repairs & Maintenance                           $              $
                                                         ------------   ------------
         Miscellaneous Office Expense                    $     229.02   $
                                                         ------------   ------------
         Advertising                                     $              $
                                                         ------------   ------------
         Travel & Entertainment                          $   1,437.57   $
                                                         ------------   ------------
         Professional Fees                               $   1,041.90   $
                                                         ------------   ------------
         Court Costs                                     $              $
                                                         ------------   ------------

Insurance: Liability                                     $              $
                                                         ------------   ------------
           Property                                      $              $
                                                         ------------   ------------
           Vehicle                                       $              $
                                                         ------------   ------------
           Worker's Compensation                         $              $
                                                         ------------   ------------
           Other                                         $              $
                                                         ------------   ------------

Taxes:     Payroll                                       $   1,758.60   $
                                                         ------------   ------------
           Sales                                         $              $
                                                         ------------   ------------
           Income                                        $              $
                                                         ------------   ------------
           Real Property                                 $              $
                                                         ------------   ------------
           Personal Property                             $              $
                                                         ------------   ------------

Total Disbursements                                      $   7,185.07   $
                                                         ------------   ------------

Cash Flow                                                $   4,314.93   $
                                                         ------------   ------------

                              Monthly Questionnaire

         I.       Accounts Payable and Receivable Aging:

                  Attach an Accounts Payable and Receivable Aging Schedule, identifying in chronological (or reverse chronological) order every debt which came due after the commencement of the bankruptcy case but has not been paid, and specifying the creditor by name and address, the nature of the debt (e.g., rent, advertising, wages, etc.), the amount owed and the date on which the obligation come due. Provide summary information below for both accounts payable and accounts receivable:


--------------------------------------------------------------------------------
                                      Accounts Payable     Accounts Receivable
--------------------------------------------------------------------------------
Less Than 31 Days Past Due
--------------------------------------------------------------------------------
31 to 60 Days Past Due
--------------------------------------------------------------------------------
61 to 90 Days Past Due
--------------------------------------------------------------------------------
91 to 120 Days Past Due
--------------------------------------------------------------------------------
Over 120 Days Past Due
--------------------------------------------------------------------------------

         II.      Payments to Secured Creditors and Lessors:

                  Identify every secured Creditor and lessor by name and address, and provide the requested information. Where there is a postpetition stipulation or court order governing the creditor's treatment, respond on the basis of that stipulation or order; otherwise, respond on the basis of the prepetition contract or lease.



---------------------------------------------------------------------------------------------------------
Creditor Name and Address    Payment Period    Periodic    Date of      Post Petition Payments
                                (mo/wk)        Payment     Last         Made             Missed
                                               Amount      Payment      No.    Amount    No.       Amount
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

MONTHLY QUESTIONNAIRE
Page 2

III.     Tax Liability

                  Gross Payroll Expense for Report Month:                  $0.00
                                                                           -----

                  Gross Sales Subject to Sales Tax for Report Month:       $0.00
                                                                           -----


-----------------------------------------------------------------------------------------------------------
                                    Date Paid     Amount Paid      Due But Not Paid     Accrued But Not Due
-----------------------------------------------------------------------------------------------------------
Federal Payroll & Withholding
-----------------------------------------------------------------------------------------------------------
State Payroll & Withholding                                                             460.60
-----------------------------------------------------------------------------------------------------------
State Sales & Use
-----------------------------------------------------------------------------------------------------------

IV.      INSURANCE COVERAGE


------------------------------------------------------------------------------------------------------
                                     Carrier/Agent    Amount of      Policy Expiration    Policy Paid
                                     Name             Coverage       Date                 Through Date
------------------------------------------------------------------------------------------------------
Worker's Compensation Liability
------------------------------------------------------------------------------------------------------
Fire & Extended Coverage
------------------------------------------------------------------------------------------------------
Property
------------------------------------------------------------------------------------------------------
Theft
------------------------------------------------------------------------------------------------------
Vehicle
------------------------------------------------------------------------------------------------------
Life (Beneficiary):
------------------------------------------------------------------------------------------------------
Other (specify):
------------------------------------------------------------------------------------------------------

V.       Postpetition Payments

         A. Has the Debtor made any payments outside of the ordinary course of business to any officers, shareholders, directors, other principals or insider-employees or to professionals without specific authorization
         under a Bankruptcy Court Order?    NO

         If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

         B. Has the Debtor, following the commencement of the bankruptcy case, made any payments on account of prepetition unsecured debts, except as
         specifically authorized by the Bankruptcy Court?    NO

MONTHLY QUESTIONNAIRE
Page 3


         If the answer is yes, identify each person paid, the date and amount of such payment(s) and the basis for each such payment.

VI.      Narrative

         Provide a brief narrative report of any significant events outside of the ordinary course of business which occurred during the Report Month:

VII.     U.S. Trustee Fees


-----------------------------------------------------------------------------------------------
Quarter Ending   Total             Quarterly Fee    Amount Paid     Date Paid   Total Quarterly
                 Disbursement                                                   Fees Due But
                 During Quarter                                                 Not Paid
-----------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------




         I declare under penalty of perjury that I have reviewed the income statement, cash flow statement, projections, balance sheet and monthly questionnaire attached hereto and after making reasonable inquiry, believe that these documents are accurate and correct.

                DATED this 18 day of September, 1998.



                                       By: /s/ Richard Cascarilla